                                                                    EXHIBIT 20.2

                      FIRST UNION MASTER CREDIT CARD TRUST
                            TRUST AND SERIES SUMMARY
                                   MARCH 1999

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    TOTAL TRUST                          SEPTEMBER 1998                 OCTOBER 1998                  NOVEMBER 1998
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     TOTAL ENDING BALANCE                 2,109,300,326                 2,099,952,735                 2,093,068,637
      ENDING PRINCIPAL BALANCE            2,032,994,109                 2,023,497,125                 2,018,281,517
      ENDING NON-PRINCIPAL BALANCE           76,306,217                    76,455,610                    74,787,120

      YIELD                                  36,776,996     21.77%         38,986,083     23.01%         40,777,546     24.18%

      CHARGE-OFFS                            (7,640,765)    -4.52%         (8,010,150)    -4.73%         (7,264,202)    -4.31%

      NET YIELD: (YIELD - C/O)               29,136,231     17.25%         30,975,933     18.28%         33,513,344     19.87%

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    SERIES 1996-1                        SEPTEMBER 1998                 OCTOBER 1998                  NOVEMBER 1998
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     MONTH-END INVESOR BALANCE            1,115,151,821                 1,115,151,821                 1,115,151,821
     INVESTOR PERCENTAGE                          55.00%                        54.85%                        55.11%
                                                           --------                      --------                      --------
     3-MONTH AVG. EXCESS SERVICING                          10.36%                        10.47%                        10.76%
                                                           --------                      --------                      --------

     YIELD                                   20,226,527     21.77%         21,384,913     23.01%         22,472,557     24.18%

      CHARGE-OFFS                            (4,202,250)    -4.52%         (4,393,782)    -4.73%         (4,003,311)    -4.31%
      CERTIFICATE INTEREST                   (5,392,652)    -5.80%         (5,572,499)    -6.00%         (4,932,596)    -5.31%
      SERVICING FEE                          (1,858,586)    -2.00%         (1,858,586)    -2.00%         (1,858,586)    -2.00%

     EXCESS SERVICING                         8,773,039      9.44%          9,560,046     10.29%         11,678,064     12.57%



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    TOTAL TRUST                           DECEMBER 1998                 JANUARY 1999                  FEBRUARY 1999
-----------------------------------------------------------------------------------------------------------------------------------
     TOTAL ENDING BALANCE                 2,148,111,887                 2,106,949,039                 2,060,152,370
      ENDING PRINCIPAL BALANCE            2,071,887,806                 2,030,489,343                 1,985,733,515
      ENDING NON-PRINCIPAL BALANCE           76,224,081                    76,459,696                    74,418,855

      YIELD                                  39,973,599     23.77%         36,403,948     21.08%         38,335,971     22.66%

      CHARGE-OFFS                            (7,553,338)    -4.49%         (8,107,740)    -4.70%         (8,908,248)    -5.26%

      NET YIELD: (YIELD - C/O)               32,420,261     19.28%         28,296,208     16.38%         29,427,723     17.40%

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    SERIES 1996-1                         DECEMBER 1998                 JANUARY 1999                  FEBRUARY 1999
-----------------------------------------------------------------------------------------------------------------------------------
     MONTH-END INVESOR BALANCE            1,115,151,821                 1,115,151,821                 1,115,151,821
     INVESTOR PERCENTAGE                          55.25%                        53.82%                        54.92%
                                                           --------                      --------                      --------
     3-MONTH AVG. EXCESS SERVICING                          11.40%                        10.91%                        10.31%
                                                           --------                      --------                      --------

     YIELD                                   22,086,429     23.77%         19,593,691     21.08%         21,054,249     22.66%

      CHARGE-OFFS                            (4,173,411)    -4.49%         (4,363,827)    -4.70%         (4,892,441)    -5.26%
      CERTIFICATE INTEREST                   (5,520,198)    -5.94%         (5,167,486)    -5.56%         (4,306,230)    -4.63%
      SERVICING FEE                          (1,858,586)    -2.00%         (1,858,586)    -2.00%         (1,858,586)    -2.00%

     EXCESS SERVICING                        10,534,234     11.34%          8,203,792      8.83%          9,996,992     10.76%


-------------------------------------------------------------------------
    TOTAL TRUST                            MARCH 1999
-------------------------------------------------------------------------
     TOTAL ENDING BALANCE                 2,040,450,131
      ENDING PRINCIPAL BALANCE            1,970,193,055
      ENDING NON-PRINCIPAL BALANCE           70,257,076

      YIELD                                  41,748,720     25.23%

      CHARGE-OFFS                            (8,056,359)    -4.87%

      NET YIELD: (YIELD - C/O)               33,692,361     20.36%

-------------------------------------------------------------------------
    SERIES 1996-1                          MARCH 1999
-------------------------------------------------------------------------
     MONTH-END INVESOR BALANCE            1,115,151,821
     INVESTOR PERCENTAGE                          56.16%
                                                           --------
     3-MONTH AVG. EXCESS SERVICING                          10.87%
                                                           --------

     YIELD                                   23,445,322     25.23%

      CHARGE-OFFS                            (4,524,305)    -4.87%
      CERTIFICATE INTEREST                   (4,947,186)    -5.32%
      SERVICING FEE                          (1,858,586)    -2.00%

     EXCESS SERVICING                        12,115,245     13.04%